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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 12, 2002



                           ACCLAIM ENTERTAINMENT, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                       0-16986                                   38-2698904
                   --------                                       -------                                   ----------
(State or other jurisdiction of incorporation)             (Commission File No.)                 (IRS Employer Identification No.)

               One Acclaim Plaza
              Glen Cove, New York                                                                           11542-2709
              -------------------                                                                           ----------

   (Address of Principal Executive Offices)                                                                 (Zip Code)

       Registrant's telephone number, including area code: (516) 656-5000
                                                           --------------



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ITEM 5.  OTHER EVENTS



On February 13, 2002, Acclaim Entertainment, Inc. (the "Company") issued a total of 7,166,667 shares (the "Shares") of its common stock in a private placement to certain qualified institutional buyers and accredited investors at a price of $3.00 per share, for aggregate gross proceeds of $21,500,000. The per share price represents an approximate 10% percent discount to the then-recent public trading price of the common stock. The proceeds of the private placement are intended to be used for the Company's working capital, the acquisition of products and product licensing, possible strategic acquisitions and a portion of the proceeds may be used to retire a portion of the Company's 10% convertible subordinated notes due March 2002 (the "Notes") and other liabilities.

The private placement was effected under the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. The Company, however, has agreed to register with the SEC the resale by the investors of all the common stock issued in the offering within 30 days following the closing. If the registration statement is not declared effective within 90 days following the closing, the Company is obligated to pay each investor an amount equal to 1% of the purchase price paid for the shares purchased by that investor. Thereafter, for every 30 days that pass without the registration statement being declared effective, the Company is obligated to pay to each investor an additional amount equal to 1% of the purchase price paid for the shares purchased by that investor. UBS Warburg acted as exclusive placement agent for the transaction.

In a separate transaction, on February 13, 2002, the Company entered into an agreement to retire $9.3 million principal amount of the Notes, plus accrued interest, in exchange for 3,253,420 shares of common stock. The Company will record an additional extraordinary loss on the early retirement of the Notes of approximately $1.0 million in the second quarter of fiscal 2002, reflecting the excess of the fair market value of the shares of approximately $10.8 million over the principal amount of the Notes retired plus accrued interest.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Exhibits: 99.1 Acclaim Entertainment, Inc. Press Release, dated February 13,
2002.

















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                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ACCLAIM ENTERTAINMENT, INC.


                                        By: /s/ Gerard F. Agoglia
                                            ---------------------------------
                                        Name:  Gerard F. Agoglia
                                        Title: Executive Vice President
                                               and Chief Financial Officer

Date:    February 20, 2002





























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